EXHIBIT 99.1

Brookline Bancorp Announces First Quarter Results

Net Income of $22.5 million, EPS of $0.28

Quarterly Dividend Increase of 4.8%

BOSTON, April 24, 2019 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $22.5 million, or $0.28 per basic and diluted share, for the first quarter of 2019, compared to $21.1 million, or $0.26 per basic and diluted share, for the fourth quarter of 2018, and $18.6 million, or $0.24 per basic and diluted share, for the first quarter of 2018.

Paul Perrault, President and Chief Executive Officer of the Company, commented on the first quarter earnings, “Brookline Bancorp experienced a strong start to 2019, today we report earnings of $22.5 million for the first quarter of 2019 or $0.28 per share. We are looking forward to building on this growth during the rest of the year.”

EASTERN FUNDING, LLC ACQUISITION

On January 4, 2019, Brookline Bank, a subsidiary of the Company, completed the purchase of the remaining 15.93 percent interest in Eastern Funding, LLC for a total cash consideration of $35.9 million.

BALANCE SHEET

Total assets at March 31, 2019 increased $126.3 million to $7.5 billion from $7.4 billion at December 31, 2018, and increased $271.0 million from $7.2 billion at March 31, 2018 driven by growth in the loan portfolio. At March 31, 2019, total loans and leases were $6.4 billion, representing an increase of $84.7 million from December 31, 2018, and an increase of $273.7 million from March 31, 2018 driven by growth in all major loan categories.

The Company continued to redirect cash flows from the investment portfolio to fund loan demand. Investment securities at March 31, 2019 decreased $14.7 million to $607.1 million, comprising 8.07 percent of total assets, as compared to $621.8 million, or 8.41 percent of total assets, at December 31, 2018, and decreased approximately $68.7 million from $675.7 million, or 9.32 percent of total assets, at March 31, 2018.

Total deposits at March 31, 2019 increased $166.6 million to $5.6 billion from $5.5 billion at December 31, 2018 and increased $429.1 million from $5.2 billion at March 31, 2018 driven primarily by growth in certificates of deposit.

Total borrowings at March 31, 2019 decreased $54.5 million to $866.0 million from $920.5 million at December 31, 2018 and decreased $233.4 million from $1.1 billion at March 31, 2018 as deposit growth was used to pay down borrowings.

The ratio of stockholders’ equity to total assets was 11.98 percent at March 31, 2019, as compared to 12.18 percent at December 31, 2018, and 11.94 percent at March 31, 2018. The ratio of tangible stockholders’ equity to tangible assets was 9.99 percent at March 31, 2019, as compared to 10.15 percent at December 31, 2018, and 9.85 percent at March 31, 2018. Tangible book value per share increased $0.01 from $9.21 at December 31, 2018 to $9.22 at March 31, 2019, compared to $8.69 at March 31, 2018.

NET INTEREST INCOME

Net interest income decreased $0.2 million to $63.0 million during the first quarter of 2019 from the quarter ended December 31, 2018 due to the number of days in the quarter. The net interest margin increased 6 basis points to 3.64 percent for the three months ended March 31, 2019.

NON-INTEREST INCOME

Non-interest income for the quarter ended March 31, 2019 increased $0.1 million to $6.6 million from $6.5 million for the quarter ended December 31, 2018. The increase was primarily driven by a mark to market gain on investment securities compared to a loss in the prior quarter.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $1.4 million for the quarter ended March 31, 2019, compared to $0.1 million for the quarter ended December 31, 2018.

Total net charge-offs for the first quarter of 2019 were $2.1 million compared to $1.3 million in the fourth quarter of 2018. Charge-offs were largely related to taxi medallion loans against previously established specific reserves. The ratio of net charge-offs to average loans and leases on an annualized basis increased to 13 basis points for the first quarter of 2019 from 8 basis points for the fourth quarter of 2018.

The allowance for loan and lease losses represented 0.91 percent of total loans and leases at March 31, 2019, compared to 0.93 percent at December 31, 2018, and 0.96 percent at March 31, 2018. The allowance for loan and lease losses related to originated loans and leases represented 0.93 percent of originated loans and leases at March 31, 2019, compared to 0.96 percent at December 31, 2018, and 1.03 percent at March 31, 2018.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2019 decreased $1.4 million to $38.9 million from $40.3 million for the quarter ended December 31, 2018. The decrease was primarily driven by decreases of $0.7 million in compensation and employee benefits, $0.1 million in professional services, $0.1 million in FDIC insurance, $0.1 million in amortization of identified intangible assets, $0.5 million in merger and acquisition expense and $0.9 million in other non-interest expense, partially offset by increases of $0.7 million in occupancy expense and $0.3 million in advertising and marketing expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 23.4 percent and 24.1 percent for the three months ended March 31, 2019 and December 31, 2018, respectively.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 1.21 percent during the first quarter of 2019 from 1.15 percent for the fourth quarter of 2018. The annualized return on average tangible assets increased to 1.24 percent for the first quarter of 2019 from 1.17 percent for the fourth quarter of 2018.

The annualized return on average stockholders' equity increased to 10.14 percent during the first quarter of 2019 from 9.40 percent for the fourth quarter of 2018. The annualized return on average tangible stockholders’ equity increased to 12.48 percent for the first quarter of 2019 from 11.54 percent for the fourth quarter of 2018.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.36 percent at March 31, 2019 as compared to 0.38 percent at December 31, 2018. Nonperforming loans and leases decreased $1.3 million to $22.8 million at March 31, 2019 from $24.1 million at December 31, 2018. The ratio of nonperforming assets to total assets was 0.36 percent at March 31, 2019 as compared to 0.38 percent at December 31, 2018. Nonperforming assets decreased $1.4 million to $26.7 million at March 31, 2019 from $28.1 million at December 31, 2018.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.11 per share for the quarter ended March 31, 2019, an increase of half a cent from the prior period. The dividend will be paid on May 24, 2019 to stockholders of record on May 10, 2019, representing an increase of 4.8 percent from the prior quarter and a 10 percent increase from the prior year.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, April 25, 2019 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally).  A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10130049. The call will be available live and in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $7.5 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Contact:

Carl M. Carlson
Brookline Bancorp, Inc.
Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$62,999	$63,159	$62,332	$62,717	$59,491
Provision for credit losses	1,353	123	2,717	1,470	641
Non-interest income	6,630	6,461	7,069	5,526	6,168
Non-interest expense	38,871	40,282	37,310	37,702	39,938
Income before provision for income taxes	29,405	29,215	29,374	29,071	25,080
Net income attributable to Brookline Bancorp, Inc.	22,467	21,138	22,460	20,831	18,633

Performance Ratios:
Net interest margin (1)	3.64%	3.58%	3.57%	3.64%	3.66%
Interest-rate spread (1)	3.18%	3.25%	3.27%	3.36%	3.38%
Return on average assets (annualized)	1.21%	1.15%	1.23%	1.15%	1.08%

Return on average tangible assets (annualized) (non-GAAP)	1.24%	1.17%	1.26%	1.17%	1.10%
Return on average stockholders' equity (annualized)	10.14%	9.40%	10.10%	9.53%	8.98%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	12.48%	11.54%	12.44%	11.80%	11.01%
Efficiency ratio (2)	55.83%	57.86%	53.76%	55.25%	60.83%

Per Common Share Data:
Net income — Basic	$0.28	$0.26	$0.28	$0.26	$0.24
Net income — Diluted	0.28	0.26	0.28	0.26	0.24
Cash dividends declared	0.110	0.105	0.105	0.100	0.100
Book value per share (end of period)	11.30	11.30	11.08	10.94	10.80

Tangible book value per share (end of period) (non-GAAP)	9.22	9.21	9.00	8.85	8.69
Stock price (end of period)	14.40	13.82	16.70	18.60	16.20

Balance Sheet:
Total assets	$7,519,130	$7,392,805	$7,320,596	$7,285,710	$7,248,114
Total loans and leases	6,388,197	6,303,516	6,227,707	6,171,274	6,114,461
Total deposits	5,620,633	5,454,044	5,233,611	5,198,280	5,191,520
Brookline Bancorp, Inc. stockholders’ equity	900,572	900,140	890,368	877,283	865,777

Asset Quality:
Nonperforming assets	$26,721	$28,116	$29,718	$30,145	$30,242
Nonperforming assets as a percentage of total assets	0.36%	0.38%	0.41%	0.41%	0.42%
Allowance for loan and lease losses	$58,041	$58,692	$59,997	$57,981	$58,714
Allowance for loan and lease losses as a percentage of total loans and leases	0.91%	0.93%	0.96%	0.94%	0.96%
Net loan and lease charge-offs	$2,101	$1,252	$564	$2,330	$505
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.13%	0.08%	0.04%	0.15%	0.03%

Capital Ratios:
Stockholders’ equity to total assets	11.98%	12.18%	12.16%	12.04%	11.94%

Tangible stockholders’ equity to tangible assets (non-GAAP)	9.99%	10.15%	10.11%	9.97%	9.85%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$51,276	$47,542	$30,762	$32,724	$34,713
Short-term investments	61,063	42,042	23,114	22,754	49,743
Total cash and cash equivalents	112,339	89,584	53,876	55,478	84,456
Investment securities available-for-sale	489,020	502,793	534,788	558,602	558,357
Investment securities held-to-maturity	113,694	114,776	115,684	116,670	117,352
Equity securities held-for-trading	4,341	4,207	4,169	—	—
Total investment securities	607,055	621,776	654,641	675,272	675,709
Loans and leases held-for-sale	869	3,247	937	1,034	756
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	2,355,507	2,330,725	2,287,979	2,269,520	2,284,488
Multi-family mortgage	855,703	847,711	828,849	816,311	793,006
Construction	199,258	173,300	164,217	178,335	169,440
Total commercial real estate loans	3,410,468	3,351,736	3,281,045	3,264,166	3,246,934
Commercial loans and leases:
Commercial	741,577	736,418	771,200	761,964	761,540
Equipment financing	995,863	982,089	954,579	920,643	892,341
Condominium association	49,142	50,451	52,205	53,537	52,739
Total commercial loans and leases	1,786,582	1,768,958	1,777,984	1,736,144	1,706,620
Consumer loans:
Residential mortgage	775,578	782,968	759,167	754,818	766,687
Home equity	376,126	376,484	380,303	382,597	364,928
Other consumer	39,443	23,370	29,208	33,549	29,292
Total consumer loans	1,191,147	1,182,822	1,168,678	1,170,964	1,160,907
Total loans and leases	6,388,197	6,303,516	6,227,707	6,171,274	6,114,461
Allowance for loan and lease losses	(58,041)	(58,692)	(59,997)	(57,981)	(58,714)
Net loans and leases	6,330,156	6,244,824	6,167,710	6,113,293	6,055,747
Restricted equity securities	54,192	61,751	63,963	68,343	66,164
Premises and equipment, net of accumulated depreciation	75,520	76,382	77,886	79,194	80,268
Right-of-use asset operating leases	26,205	—	—	—	—
Deferred tax asset	27,084	21,495	22,249	20,826	19,198
Goodwill	160,427	160,427	160,427	160,427	160,896
Identified intangible assets, net of accumulated amortization	5,684	6,086	6,623	7,160	7,697
Other real estate owned and repossessed assets	3,912	4,019	3,934	4,352	3,963
Other assets	115,687	103,214	108,350	100,331	93,260
Total assets	$7,519,130	$7,392,805	$7,320,596	$7,285,710	$7,248,114
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$1,011,031	$1,033,551	$1,017,234	$1,002,954	$987,153
Interest-bearing deposits:
NOW accounts	369,896	336,317	322,587	346,936	342,374
Savings accounts	625,770	619,961	612,210	603,079	637,920
Money market accounts	1,706,708	1,675,050	1,623,220	1,704,652	1,862,351
Certificate of deposit accounts	1,907,228	1,789,165	1,658,360	1,540,659	1,361,722
Total interest-bearing deposits	4,609,602	4,420,493	4,216,377	4,195,326	4,204,367
Total deposits	5,620,633	5,454,044	5,233,611	5,198,280	5,191,520
Borrowed funds:
Advances from the FHLBB	730,018	784,375	959,446	991,091	982,533
Subordinated debentures and notes	83,472	83,433	83,392	83,352	83,311
Other borrowed funds	52,515	52,734	40,048	36,480	33,585
Total borrowed funds	866,005	920,542	1,082,886	1,110,923	1,099,429
Operating lease liabilities	26,205	—	—	—	—
Mortgagors’ escrow accounts	7,517	7,426	8,227	8,122	8,395
Accrued expenses and other liabilities	98,198	100,174	96,047	82,017	74,024
Total liabilities	6,618,558	6,482,186	6,420,771	6,399,342	6,373,368
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, and 85,177,172 shares issued, respectively	852	852	852	852	852
Additional paid-in capital	736,872	755,629	753,941	756,254	755,843
Retained earnings, partially restricted	226,929	212,838	200,151	185,734	172,934
Accumulated other comprehensive loss	(4,393)	(9,460)	(15,599)	(13,415)	(11,666)
Treasury stock, at cost;
5,020,025 shares, 5,020,025 shares, 4,291,317 shares, 4,409,501 shares, and 4,401,333 shares, respectively	(59,121)	(59,120)	(48,334)	(51,454)	(51,454)
Unallocated common stock held by the Employee Stock Ownership Plan;
104,079 shares, 109,950 shares, 118,050 shares,126,144 shares, and 134,238 shares, respectively	(567)	(599)	(643)	(688)	(732)
Total Brookline Bancorp, Inc. stockholders’ equity	900,572	900,140	890,368	877,283	865,777
Noncontrolling interest in subsidiary	—	10,479	9,457	9,085	8,969
Total stockholders' equity	900,572	910,619	899,825	886,368	874,746
Total liabilities and stockholders' equity	$7,519,130	$7,392,805	$7,320,596	$7,285,710	$7,248,114

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$80,672	$78,791	$75,877	$73,329	$67,272
Debt securities	3,236	3,489	3,585	3,563	3,323
Marketable and restricted equity securities	911	1,008	1,029	1,003	924
Short-term investments	267	256	145	179	120
Total interest and dividend income	85,086	83,544	80,636	78,074	71,639
Interest expense:
Deposits	15,948	13,744	11,916	9,219	7,099
Borrowed funds	6,139	6,641	6,388	6,138	5,049
Total interest expense	22,087	20,385	18,304	15,357	12,148
Net interest income	62,999	63,159	62,332	62,717	59,491
Provision for credit losses	1,353	123	2,717	1,470	641
Net interest income after provision for credit losses	61,646	63,036	59,615	61,247	58,850
Non-interest income:
Deposit fees	2,523	2,669	2,648	2,620	2,463
Loan fees	413	390	417	330	290
Loan level derivative income, net	1,745	1,811	2,192	571	866
Gain (loss) on investment securities, net	134	(692)	(243)	—	1,162
Gain on sales of loans and leases held-for-sale	289	327	535	722	299
Other	1,526	1,956	1,520	1,283	1,088
Total non-interest income	6,630	6,461	7,069	5,526	6,168
Non-interest expense:
Compensation and employee benefits	23,743	24,413	22,338	22,565	22,314
Occupancy	3,947	3,240	3,913	3,879	3,959
Equipment and data processing	4,661	4,626	4,601	4,368	4,618
Professional services	1,076	1,130	1,075	1,055	1,144
FDIC insurance	593	727	846	514	635
Advertising and marketing	1,069	773	1,068	1,118	1,057
Amortization of identified intangible assets	402	537	537	539	467
Merger and acquisition expense	—	526	22	334	2,905
Other	3,380	4,310	2,910	3,330	2,839
Total non-interest expense	38,871	40,282	37,310	37,702	39,938
Income before provision for income taxes	29,405	29,215	29,374	29,071	25,080
Provision for income taxes	6,895	7,055	6,140	7,342	5,652
Net income before noncontrolling interest in subsidiary	22,510	22,160	23,234	21,729	19,428
Less net income attributable to noncontrolling interest in subsidiary	43	1,022	774	898	795
Net income attributable to Brookline Bancorp, Inc.	$22,467	$21,138	$22,460	$20,831	$18,633
Earnings per common share:
Basic	$0.28	$0.26	$0.28	$0.26	$0.24
Diluted	$0.28	$0.26	$0.28	$0.26	$0.24
Weighted average common shares outstanding during the period:
Basic	79,658,583	80,258,456	80,315,050	80,184,977	77,879,593
Diluted	79,843,578	80,407,525	80,515,467	80,505,614	78,167,800
Dividends paid per common share	$0.105	$0.105	$0.100	$0.100	$0.090

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$2,889	$3,928	$3,369	$3,774	$4,080
Multi-family mortgage	101	330	357	568	588
Construction	396	396	640	640	860
Total commercial real estate loans	3,386	4,654	4,366	4,982	5,528

Commercial	5,728	6,621	7,862	9,487	11,150
Equipment financing	10,253	9,500	9,659	8,825	6,661
Condominium association	224	265	295	—	—
Total commercial loans and leases	16,205	16,386	17,816	18,312	17,811

Residential mortgage	2,188	2,132	2,538	1,571	1,962
Home equity	1,022	908	1,053	923	925
Other consumer	8	17	11	5	53
Total consumer loans	3,218	3,057	3,602	2,499	2,940

Total nonaccrual loans and leases	22,809	24,097	25,784	25,793	26,279

Other real estate owned	3,054	3,054	3,136	3,436	3,235
Other repossessed assets	858	965	798	916	728
Total nonperforming assets	$26,721	$28,116	$29,718	$30,145	$30,242

Loans and leases past due greater than 90 days and still accruing	$16,800	$13,482	$14,954	$12,340	$5,240

Troubled debt restructurings on accrual	28,543	12,257	12,657	12,911	14,294
Troubled debt restructurings on nonaccrual	7,597	8,684	8,779	9,391	8,610
Total troubled debt restructurings	$36,140	$20,941	$21,436	$22,302	$22,904

Nonperforming loans and leases as a percentage of total loans and leases	0.36%	0.38%	0.41%	0.42%	0.43%
Nonperforming assets as a percentage of total assets	0.36%	0.38%	0.41%	0.41%	0.42%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$58,692	$59,997	$57,981	$58,714	$58,592
Charge-offs	(2,542)	(1,604)	(1,227)	(3,605)	(792)
Recoveries	441	352	663	1,275	287
Net charge-offs	(2,101)	(1,252)	(564)	(2,330)	(505)
Provision for loan and lease losses	1,450	(53)	2,580	1,597	627
Allowance for loan and lease losses at end of period	$58,041	$58,692	$59,997	$57,981	$58,714

Allowance for loan and lease losses as a percentage of total loans and leases	0.91%	0.93%	0.96%	0.94%	0.96%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases (non-GAAP)	0.93%	0.96%	1.00%	0.98%	1.03%

NET CHARGE-OFFS:
Commercial real estate loans	$—	$—	$—	$100	$3
Commercial loans and leases	2,124	883	579	2,304	532
Consumer loans	(23)	369	(15)	(74)	(30)
Total net charge-offs	$2,101	$1,252	$564	$2,330	$505

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.13%	0.08%	0.04%	0.15%	0.03%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost

	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$608,194	$3,289	2.16%	$637,803	$3,542	2.22%	$647,501	$3,377	2.09%
Marketable and restricted equity securities (2)	60,389	920	6.10%	69,374	1,017	5.87%	64,127	923	5.76%
Short-term investments	33,034	267	3.23%	50,728	256	2.02%	30,664	120	1.57%
Total investments	701,617	4,476	2.55%	757,905	4,815	2.54%	742,292	4,420	2.38%
Loans and Leases:
Commercial real estate loans (3)	3,376,576	40,019	4.74%	3,310,185	39,014	4.61%	3,116,690	33,429	4.29%
Commercial loans (3)	792,695	9,603	4.85%	825,582	10,007	4.75%	785,936	8,424	4.29%
Equipment financing (3)	988,193	17,985	7.28%	959,706	17,145	7.15%	875,304	14,864	6.79%
Residential mortgage loans (3)	778,325	8,123	4.17%	763,775	7,840	4.11%	704,666	6,733	3.82%
Other consumer loans (3)	408,177	5,051	5.01%	404,747	4,883	4.78%	382,194	3,941	4.18%
Total loans and leases	6,343,966	80,781	5.09%	6,263,995	78,889	5.04%	5,864,790	67,391	4.60%
Total interest-earning assets	7,045,583	85,257	4.84%	7,021,900	83,704	4.77%	6,607,082	71,811	4.35%
Allowance for loan and lease losses	(58,749)			(59,806)			(58,986)
Non-interest-earning assets	447,204			420,837			379,213
Total assets	$7,434,038			$7,382,931			$6,927,309

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$334,167	142	0.17%	$333,592	88	0.10%	$335,990	58	0.07%
Savings accounts	626,414	597	0.39%	616,766	526	0.34%	649,224	401	0.25%
Money market accounts	1,676,199	5,275	1.28%	1,647,346	4,914	1.18%	1,772,362	2,558	0.59%
Certificates of deposit	1,844,511	9,934	2.18%	1,701,254	8,216	1.92%	1,247,049	4,082	1.33%
Total interest-bearing deposits	4,481,291	15,948	1.44%	4,298,958	13,744	1.27%	4,004,625	7,099	0.72%
Borrowings
Advances from the FHLBB	755,542	4,610	2.44%	903,342	5,227	2.26%	956,298	3,748	1.57%
Subordinated debentures and notes	83,451	1,308	6.27%	83,410	1,302	6.24%	83,289	1,282	6.16%
Other borrowed funds	88,600	221	1.01%	50,829	112	0.87%	36,147	19	0.21%
Total borrowings	927,593	6,139	2.65%	1,037,581	6,641	2.50%	1,075,734	5,049	1.88%
Total interest-bearing liabilities	5,408,884	22,087	1.66%	5,336,539	20,385	1.52%	5,080,359	12,148	0.97%
Non-interest-bearing liabilities:
Demand checking accounts	1,026,970			1,028,086			931,685
Other non-interest-bearing liabilities	111,174			109,261			77,169
Total liabilities	6,547,028			6,473,886			6,089,213
Brookline Bancorp, Inc. stockholders’ equity	886,639			899,244			829,598
Noncontrolling interest in subsidiary	371			9,801			8,498
Total liabilities and equity	$7,434,038			$7,382,931			$6,927,309
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		63,170	3.18%		63,319	3.25%		59,663	3.38%
Less adjustment of tax-exempt income		171			160			172
Net interest income		$62,999			$63,159			$59,491
Net interest margin (5)			3.64%			3.58%			3.66%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
				At and for the Three Months Ended March 31,
				2019	2018

Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.				$22,467	$18,633
Less:
Security gains (after-tax)				103	883
Add:
Merger and acquisition-related expenses (after-tax)				—	2,208
Operating earnings				$22,364	$19,958

Operating earnings per common share:
Basic				$0.28	$0.26
Diluted				0.28	0.26

Weighted average common shares outstanding during the period:
Basic				79,658,583	77,879,593
Diluted				79,843,578	78,167,800

Return on average assets *				1.21%	1.08%
Less:
Security gains (after-tax) *				0.01%	0.05%
Add:
Merger and acquisition-related expenses (after-tax) *				—%	0.12%
Operating return on average assets *				1.20%	1.15%

Return on average tangible assets *				1.24%	1.10%
Less:
Security gains (after-tax) *				0.01%	0.05%
Add:
Merger and acquisition-related expenses (after-tax) *				—%	0.13%
Operating return on average tangible assets *				1.23%	1.18%

Return on average stockholders' equity *				10.14%	8.98%
Less:
Security gains (after-tax) *				0.05%	0.43%
Add:
Merger and acquisition-related expenses (after-tax) *				—%	1.07%
Operating return on average stockholders' equity *				10.09%	9.62%

Return on average tangible stockholders' equity *				12.48%	11.01%
Less:
Security gains (after-tax) *				0.06%	0.52%
Add:
Merger and acquisition-related expenses (after-tax) *				—%	1.30%
Operating return on average tangible stockholders' equity *				12.42%	11.79%

* Ratios at and for the three and nine months ended are annualized.

	At and for the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

	(Dollars in Thousands)

Net income, as reported	$22,467	$21,138	$22,460	$20,831	$18,633

Average total assets	$7,434,038	$7,382,931	$7,302,413	$7,273,793	$6,927,309
Less: Average goodwill and average identified intangible assets, net	166,327	166,777	167,313	168,185	152,377
Average tangible assets	$7,267,711	$7,216,154	$7,135,100	$7,105,608	$6,774,932

Return on average tangible assets (annualized)	1.24%	1.17%	1.26%	1.17%	1.10%

Average total stockholders’ equity	$886,639	$899,244	$889,259	$874,513	$829,598
Less: Average goodwill and average identified intangible assets, net	166,327	166,777	167,313	168,185	152,377
Average tangible stockholders’ equity	$720,312	$732,467	$721,946	$706,328	$677,221

Return on average tangible stockholders’ equity (annualized)	12.48%	11.54%	12.44%	11.80%	11.01%

Brookline Bancorp, Inc. stockholders’ equity	$900,572	$900,140	$890,368	$877,283	$865,777
Less:
Goodwill	160,427	160,427	160,427	160,427	160,896
Identified intangible assets, net	5,684	6,086	6,623	7,160	7,697
Tangible stockholders' equity	$734,461	$733,627	$723,318	$709,696	$697,184

Total assets	$7,519,130	$7,392,805	$7,320,596	$7,285,710	$7,248,114
Less:
Goodwill	160,427	160,427	160,427	160,427	160,896
Identified intangible assets, net	5,684	6,086	6,623	7,160	7,697
Tangible assets	$7,353,019	$7,226,292	$7,153,546	$7,118,123	$7,079,521

Tangible stockholders’ equity to tangible assets	9.99%	10.15%	10.11%	9.97%	9.85%

Tangible stockholders' equity	$734,461	$733,627	$723,318	$709,696	$697,184

Number of common shares issued	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172
Less:
Treasury shares	5,020,025	5,020,025	4,291,317	4,409,501	4,401,333
Unallocated ESOP shares	104,079	109,950	118,050	126,144	134,238
Unvested restricted shares	390,636	393,636	398,094	455,283	455,283
Number of common shares outstanding	79,662,432	79,653,561	80,369,711	80,186,244	80,186,318

Tangible book value per common share	$9.22	$9.21	$9.00	$8.85	$8.69

Allowance for loan and lease losses	$58,041	$58,692	$59,997	$57,981	$58,714
Less:
Allowance for acquired loans and leases losses	1,795	1,814	1,817	1,961	910
Allowance for originated loan and lease losses	$56,246	$56,878	$58,180	$56,020	$57,804

Total loans and leases	$6,388,197	$6,303,516	$6,227,707	$6,171,274	$6,114,461
Less:
Total acquired loans and leases	370,177	394,407	426,865	460,142	482,237
Total originated loans and leases	$6,018,020	$5,909,109	$5,800,842	$5,711,132	$5,632,224

Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	0.93%	0.96%	1.00%	0.98%	1.03%